Exhibit 10.1

THIRD AMENDMENT

(February Note)

This Third Amendment (this “Amendment”), effective as of July 31, 2006, is entered into by and between BIODELIVERY SCIENCES INTERNATIONAL, INC., a Delaware corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending the terms of the Secured Convertible Term Note, dated February 22, 2005 (as amended, modified or supplemented from time to time, the ”Term Note”), which Term Note was issued pursuant to that certain Securities Purchase Agreement dated as of February 22, 2005 (as amended, modified or supplemented, the “Purchase Agreement”) and the Related Agreements (as such term is defined in the Purchase Agreement) issued by the Company to Laurus. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Term Note.

WHEREAS, the Company and Laurus have heretofore agreed to postpone the required payments by the Company of the Monthly Principal Amounts due on the first business day of each calendar month beginning in June 2005 through June 2006 (such Monthly Principal Amounts, the “Previous Postponed Amounts”) as set forth in that certain Amendment to the Term Note, dated June 29, 2005 and that certain Second Amendment to Term Note, dated December 28, 2005 (collectively, the “Amendments”); and

WHEREAS, Laurus has agreed, on the terms and conditions set forth herein, to further postpone the obligation of the Company to make certain scheduled amortization payments of the Previous Postponed Amounts and certain additional scheduled amortization payments in accordance with the terms of the Term Note as set forth herein and, in consideration therefore and in consideration of the other agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company has agreed to issue an additional common stock purchase warrant to Laurus to purchase up to 62,887 shares of the Common Stock of the Company at an exercise price of $3.00 per share (the “New Warrant”).

NOW, THEREFORE, in accordance with Section 5.5 of the Term Note and in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto amend the Term Note and, as applicable, all the Related Agreements, and agree as follows:

1. Laurus hereby agrees that the Company shall not be required to pay the Previous Postponed Amounts as of the first business day of July 2006 as required by the Amendments, and instead the aggregate of all such Previously Postponed Amounts (i.e., $572,365) shall be due and payable, in either cash or stock as provided for in the Term Note, on the first business day of January 2007, together with all other amounts due and payable on such date under the Purchase Agreement and the Related Agreements.

2. Laurus hereby agrees that the Company shall not be required to pay the Monthly Principal Amounts due on the first business day of July 2006, August 2006,

September 2006, October 2006, November 2006 and December 2006 (collectively, the “Additional Postponed Amounts”) on such dates, and instead the aggregate of all such Additional Postponed Amounts (i.e., $454,548) shall be due and payable, in either cash or stock as provided for in the Term Note, on the first business day of January 2007, together with all other amounts due and payable on such date under the Purchase Agreement and the Related Agreements.

3. In consideration of the agreements set forth in the Section 1 and 2 above, and the other agreements contained herein, the receipt of which is hereby acknowledged, the Company hereby agrees to issue to Laurus the New Warrant. The Company and Laurus hereby agree to enter into a registration rights agreement (the “New Registration Rights Agreement”) simultaneously with the execution of this Amendment which shall govern the registration with the SEC of the shares of Common Stock underlying the New Warrant.

4. The Company understands that the Company has an affirmative obligation to make public disclosure of material agreements and material amendments to such agreements in accordance with legal and regulatory requirements. The Company hereby acknowledges that Laurus shall not be deemed to have misappropriated any information of the Company by reason of entering into this Amendment. The Company hereby agrees to file a Form 8-K (“8-K”) relating to this Amendment within four (4) business days after the execution hereof. Prior to filing the 8-K, the Company shall give Laurus a reasonable opportunity to review and comment on language regarding Laurus contained in such amendment.

5. This Amendment shall be effective as of the date hereof following (i) the execution and delivery of this Amendment and the New Registration Rights Agreement by each of the Company and Laurus and (ii) the execution and delivery of the New Warrant by the Company to Laurus.

6. Except as specifically set forth in this Amendment, there are no other amendments to the Purchase Agreement, the Term Note or any other Related Agreements entered into therewith, and all of the other forms, terms and provisions of the Purchase Agreement, the Term Note and such other Related Agreements shall remain unmodified and in full force and effect.

7. The Company hereby represents and warrants to Laurus that as of the date hereof, after giving effect to this Amendment (the terms of which shall not constitute an Event of Default), (i) no Event of Default exists and is continuing and, (ii) all representations, warranties and covenants made by Company in connection with the Purchase Agreement and the Related Agreements are true, correct and complete and all of Company’s and its Subsidiaries’ covenant requirements have been met. Laurus hereby agrees that on the date hereof, after giving effect to this Amendment, the Company is not in default of its obligation to submit payment for the Previous Postponed Amounts under the previous Amendments to the Term Note. Laurus further agrees that it will not exercise any remedies it has under the Term Note, Purchase Agreement, Related

Agreements or otherwise that may have arisen or resulted from the Company’s non-payment of the Previous Postponed Amounts on the first business day of July 2006.

8. From and after the date hereof, all references in the Purchase Agreement and the Related Agreements to the Term Note, the Purchase Agreement and the Related Agreements shall be deemed to be references to the Term Note, the Purchase Agreement and the Related Agreements respectively, as the case may be, as modified hereby.

9. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to be effective and signed in its name effective as of the date set forth above.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President and CEO

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	Director

[Signature Page to Third Amendment for February Note, dated July 31, 2006]